U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 4, 2005

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

22122 20TH AVENUE S.E., SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Helix BioMedix, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2005, Helix BioMedix, Inc. (“Company”) placed an order with SynPep Corporation to purchase several kilograms of a specified peptide. All of those peptides are to be shipped and invoiced no later than February 4, 2006 with the first kilogram to be shipped and invoiced as soon as possible. The Company’s cost of this order represents a material portion of its current cash and cash equivalents on hand.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc.
(Registrant)

Date: February 4, 2005	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer